                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                               HEALTHBRIDGE, INC.
             -------------------------------------------------------
             (Exact Name of Registrant as specified in its Charter.)

        State of Texas                                     061538201
--------------------------------               ---------------------------------
  State or Other Jurisdiction                  (IRS Employer Identification No.)
of Incorporation or Organization

      Suite 1818, 1177 West Hastings Street, Vancouver, B.C. Canada V6E 2K3
  -----------------------------------------------------------------------------
            (Address of Principal Executive Offices)      (Zip Code)

                           Payment of Consulting Fees
                           --------------------------
                            (Full Title of the Plan)

Ms. Nora Coccaro, Suite 1818, 1177 West Hastings Street, Vancouver, B.C., Canada
                                    V6E 2K3
--------------------------------------------------------------------------------
                    (Name and Address of Agent for Service)

                                 (604) 602-1717
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: ______.

                         CALCULATION OF REGISTRATION FEE

                                     Proposed            Proposed
Title of             Amount          Max. Offering       Maximum             Amount of
securities to        to be           Price               Aggregate           Registration
be Registered        Registered      Per Share           Offering Price(1)   Fee (1)
-------------        ----------      -------------       -----------------   ------------
Common Stock         150,000         $0.75               $112,500            $60.00


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 and based on the closing price of the Company's common stock.

                                     PART I
                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION

         Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Company's Form 10-SB which cleared comments with the SEC on August 18, 2000, and the Company's Form 10-QSBs for each of the fiscal quarters ending March 31, 2000, June 30, 2000, and September 30, 2000 are hereby incorporated by reference.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities covered hereby then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Common Stock are securities which are registered under Section 12(g) of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Amended and Restated Articles of Incorporation, as filed with the State of Texas, provides in Article XIV the following: "the corporation shall indemnify the persons described in the following provisions of this Article Fourteen to the extent set forth herein:


         SECTION 1.   INDEMNIFICATION.

         Each person who was or is made a party to, or is threatened to be made a party to, or who was or is made a nonparty witness or otherwise involved as a nonparty in, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereafter a "proceeding") by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director, officer, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such action, suit or proceeding is alleged in an official capacity as a director, officer, employee, agent, or trustee or in any other capacity while serving as a director, officer, employee, agent, or trustee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the TBCA (as the same now exists or hereafter may be amended, but in the event of any such amendment only to the extent that such amendment authorizes broader indemnification rights than the TBCA permitted prior to such amendment) from and against any and all liability, loss, and expense (including attorney's fees, judgements, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with such proceeding and any appeal therefrom and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and administrator of such person; provided that, except as provided in Section 2 of this Article Fourteen, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right of indemnification conferred in this Section 1 of this Article Fourteen shall be a contract right and shall include the right to have the corporation pay the expenses incurred in defending any such proceeding in advance of its final disposition; any advance payments to be paid by the corporation shall be paid within 30 calendar days after the receipt by the corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if and to the extent the TBCA requires, the payment of such expenses incurred by a director or officer in such person's capacity as a director or officer (and not in any other capacity) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by and on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article Fourteen or otherwise. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to have the corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the corporation to the fullest extent of the provisions of this Article Fourteen with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

         SECTION 2.   RIGHT OF CLAIMANT TO BRING SUIT.

         If a claim under Section 1 of this Article Fourteen is not paid in full by the corporation within 30 calendar days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standard of conduct which makes it permissible under the TBCA for the corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the corporation.


Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the TBCA, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action to create a presumption that the claimant had not met the applicable standard of conduct.

         SECTION 3.   NON-EXCLUSIVITY OF RIGHTS.

         The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Fourteen shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of these Articles of Incorporation or any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of this Article Fourteen shall in any way diminish or adversely affect the rights herein conferred on any director or officer of the corporation, or any other person specified herein, in respect of any occurrence or matter arising prior to any such repeal or modification.

         SECTION 4.   INSURANCE.

         The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the corporation or another corporation, partnership, joint venture, trust, or other enterprise against such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the TBCA.

         SECTION 5.   SEVERABILITY.

         If any provision or provisions of this Article Fourteen shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (i) the validity, legality, and enforceability of the remaining provisions of this Article Fourteen (including, without limitation, each portion of any paragraph of this Article Fourteen containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article Fourteen (including, without limitation, each such portion of any paragraph of this Article Fourteen containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         The following is a list of Exhibits filed as a part of this Registration Statement:

         5.1 Opinion of William M. Aul, Esq. regarding the legality of the securities registered hereunder.

         23.1  Consent of Clancy and Co., P.L.L.C.

         23.2  Consent of Legal Counsel (included as part of Exhibit 5.1)

ITEM 9.   UNDERTAKINGS

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (1) To include any prospectus required by Section 10(a)(3)
                        of the Securities Act of 1933;

                    (2) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 2 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                    (3) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the Registration Statement is on Form S-3, S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned registrant hereby undertakes that, for purposes of determining a liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than by payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on January 8, 2001.

                                       HEALTHBRIDGE, INC.


                                       By:  /s/ Nora Coccaro
                                            -------------------
                                            Nora Coccaro
                                            President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


    SIGNATURE               TITLE                                  DATE
    ---------               -----                                  ----
    /s/ Nora Coccaro        President, Secretary,                  January 8, 2001
    ----------------        and Treasurer (Principal Financial
    Nora Coccaro            And Accounting Officer)

                                INDEX TO EXHIBITS

Exhibit No.       Description                                                   Page
-----------       -----------                                                   ----
5.1               Opinion of William M. Aul, Esq.                                 9

23.1              Consent of Clancy & Co., P.L.L.C.                              12

23.2              Consent of Legal Counsel (included as part of Exhibit 5.1)